EXHIBIT 99.1

UBL INTERACTIVE AND YPG CANADA PARTNER IN LAUNCH OF EXTENSIVE REAL TIME BUSINESS DATA SYNDICATION NETWORK.

The service in French and English will help businesses throughout Canada manage their online digital presence across search engines, directories and mapping services

CHARLOTTE, NC –May 1, 2015 – UBL Interactive, Inc. (OTCQB:UBLI) (“UBL”), a leader in online business listing presence management, and Yellow Pages (YPG), a leading digital media and marketing solutions company in Canada, announced today the launch of their real-time exclusive Canadian network.

The network will be part of YPG’s “Presence-Pro” service and will syndicate business location profiles and offer analytical reporting on content throughout what will be the most comprehensive distribution network in Canada.

UBL has granted YPG a license to use its LocalHub technology, which will enable distribution of a business’ name, address, phone numbers, website address, as well as enhanced levels of content such as hours of operation, business description, images, video, keywords and more. The result will be an exclusive real-time network in both French and English that will benefit businesses across Canada.

“We are very proud and excited to have entered into this partnership with YPG,” Doyal Bryant, CEO of UBL said. “This will enable local digital presence management solutions that can be used by hundreds of thousands of Canadian businesses to enhance their Internet presence and drive more customers through their doors.”

“UBL custom designed key elements just for YPG. Working with YPG’s team, our local search experts were able to apply their knowledge of small and mid-sized business to create a product that addresses the needs of all YPG clients,” said Bryant.

UBL’s LocalHub platform of real time syndication and real time analytics is targeted for release in additional countries in Europe and Asia this year, in response to what it sees as a rapidly increasing demand for business presence management worldwide.

About UBL Interactive and Advice Interactive Group

Headquartered in Charlotte, North Carolina and having served over 300,000 businesses globally, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) digital presence management service. For more information about UBLI and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

UBL recently announced its intent to merge with Advice Interactive Group, LLC, to accelerate their growth globally in the rapidly developing local search services sector. Advice Interactive Group is an award winning Digital Agency and Technology Company focused on improving visibility across the digital universe through search, social, local search and design. For more information, visit http://www.adviceinteractivegroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," “forecasts,” “plans” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, the ability of our contract partners to drive business to our platforms, our ability to successfully complete and integrate merger transactions such as the planned transaction with Advice Interactive Group, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: press@ubl.org